EXHIBIT 10.6


                                   ARTICLE 1.
                                BASIC LEASE TERMS


         1.1 PARTIES. This lease agreement ("Lease") is entered into this 5th day of October, 1998 by and between Plymouth Partners II, a Minnesota General Partnership ("Landlord") and Insignia Systems, Inc., a Minnesota Corporation ("Tenant").

         1.2 PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant the following described premises ("Premises") as illustrated on Exhibit A attached hereto: approximately 9,762 square feet of warehouse space, approximately 4,543 square feet of production space and 11,881 square feet of office space located at 5025 Cheshire Lane North, Plymouth, Minnesota ("Building") which consists of approximately 26,186 square feet, as legally described on Exhibit B attached hereto. The square footage of the Premises was calculated by a certified and registered architect in accordance with the ANSI/BOMA standard for measuring floor area publication dated June 7, 1996. The improvements to the Premises shall consist of the Tenant Finish Specifications included on the floorplan attached hereto as Exhibit C and the Schedule of Additional Leasehold Improvements attached hereto as Exhibit D which shall detail the improvements, if any, to be installed at the expense of Landlord or Tenant, as set forth on Exhibit D.

         1.3 TERM. Subject to and upon the conditions set forth herein, the term of this Lease shall commence on April 1, 1999 the "Commencement Date") and shall terminate (60) months thereafter on March 31, 2004, unless sooner terminated or extended as hereinafter provided. The term may be renewed for One (1) additional term of Three (3) years each as provided in Section 1.10 below.

         1.4 BASE RENT. Base rent is:

                       Month           Monthly Base Rent
                       -----           -----------------
                       1 - 60          $17,457.00


         1.5 ADDRESSES.

             Landlord's Address:            Tenant's Address:

             HOYT PROPERTIES, INC.          INSIGNIA SYSTEMS, INC.
             708 South Third Street         5025 Cheshire Lane North
             Suite 108                      Plymouth, MN 55446
             Minneapolis, MN 55415
             (612) 338-7787

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                                                   Tenant's Address for Notices:

                                                   5025 Cheshire Lane North
                                                   Plymouth, Minnesota


         1.6 PERMITTED USE. General office and warehouse and sign printing operations.

         1.7 SECURITY DEPOSIT. None

         1.8 PRO RATA SHARE. 100% subject to adjustment as provided in Section
2.2 hereof.


         1.9 EARLY OCCUPANCY. It is agreed and understood that Tenant shall have Early Occupancy of the Premises on December 15, 1998 for the purpose of facility set-up as well as operating its business. It is also agreed and understood that for such early occupancy period (December 15, 1998 through and including March 31, 1999) Tenant shall be under all the terms and conditions of this Lease including providing proof of insurance coverage and converting gas and electrical service to Tenant's account except Tenant shall not be required to pay Base Rent and Operating Expenses. If early occupancy on December 15, 1998 cannot be achieved (except for reasons caused by Lessee and provided the Lease is executed by Tenant on October 9, 1998) the Commencement Date shall be extended by the same number of days that it took beyond December 15, 1998.

         1.10 OPTION TO RENEW.

                  a) Provided Tenant has not been in default and has performed all of its covenants and obligations hereunder, Tenant shall have the option to extend the Term of this Lease (hereinafter, the "Option") for one consecutive period of Three (3) years at a monthly Base Rent equal to the following: $17,457.00 plus an increase based on 75% of the following CPI factor: CPI factor = the percentage increase in the United States Consumer Price Index, all items, St. Paul Minneapolis Area between the time period April 1, 1998 and March 31, 2004. An example calculation of this is as follows:

         Assume the CPI increase for the above stated 5 year period turns out to be 10%, the Monthly Base Rent increase would equal 7.5% hence, the Monthly Base Rent for the renewal period would equal $18,766.28. In no event shall the Monthly Base Rent for the renewal period be less than $17,457.00.

         Such option to renew is also upon the following terms and conditions:

                  b) Tenant shall exercise said Option only by giving written notice to Landlord not earlier than April 1, 2003 and not later than September 30, 2003.


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                  c) It is understood and agreed that this Option is personal to
         Insignia Systems, Inc. is not transferable; in the event of any assignment or subleasing during the initial term of the Lease of any or all of the Demised Premises said Option shall be null and void.

                                   ARTICLE 2.
                                      RENT

         2.1 BASE RENT. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.4 of this Lease, which amount shall be payable to Landlord at the address shown above. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Tenant for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Rent Commencement Date during the term of this Lease; provided, if the Rent Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease. Notwithstanding anything in this Lease to the contrary, if Landlord, for any reason whatsoever (other than Tenant's default), cannot deliver possession of the Premises to the Tenant on the Rent Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration of the term be extended, but all rent shall be abated until Landlord delivers possession. All base rent, additional rent and other sums payable by Tenant pursuant to this Lease are payable without demand and without any reduction, abatement, counterclaims or setoff.

         2.2 OPERATING EXPENSES. Tenant shall also pay as additional rent commencing on the Commencement Date, Tenant's pro rata share of the operating expenses of Landlord for the Building and/or project of which the Premises are a part. Landlord may invoice Tenant monthly for Tenant's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted from time-to-time by Landlord based upon anticipated operating expenses. Within ninety (90) days following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail all computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant's account. In the event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's pro rata share of the operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which the termination shall occur shall be prorated on the ratio that the


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number of days from the commencement of the calendar year to and Including such termination date bears to 365. Tenant agrees to pay any additional rent due under this Section within ten (10) days following receipt of the invoice or accounting showing additional rent due. Tenant's pro rata share set forth in
Section 1.8 shall be equal to a percentage based upon a fraction the numerator of which is the total area of the Premises as set forth in Article 1, subject to adjustment as provided in this Lease, and the denominator of which shall be the net rentable area of the Building. Upon termination of the Lease, Landlord and Tenant agree to reconcile within sixty (60) days any amounts due from either party for the over payment or underpayment of operating expenses by Tenant.

         2.3 DEFINITION OF OPERATING EXPENSES. The term "operating expenses" includes all expenses incurred by Landlord with respect to the maintenance and operation of the Building of which the Premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other common Building utility charges; signage; equipment used for maintenance and operation of the Building; security charges; security, window washing and janitorial services; trash and snow removal; landscaping and pest control; management fees, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building or project including parking and common areas; improvements made to the Building which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; installation of any device or other equipment which improves the operating efficiency of any system within the Premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the Building during the term of this Lease and legal fees incurred in connection with actions to reduce the same except that Tenant shall have the right to approve legal fees associated with reducing taxes; and all insurance premiums Landlord is required to pay or deems necessary to pay, including fire and extended coverage, rent loss and public liability insurance, with respect to the Building. Notwithstanding the foregoing, operating expenses shall not include the following:


                  a) The cost of decorating, redecorating, special cleaning, or other services not provided on a regular basis to all tenants of the Building.

                  b) Any costs associated with the initial interior or exterior landscaping and the purchase, rental or maintenance of sculpture, paintings, or other objects purporting to be art for the Building and Common Areas.

                  c) Landlord's general overhead except to the extent it is expended in direct connection with the management and operation of the Building.

                  d) Wages, salaries, fees, and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord.

                  e) Any charge for depreciation or amortization (except as specifically noted herein) of the Building or equipment.


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                  f) All costs relating to activities for the solicitation and execution of leases for space in the Building.

                  g) All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to similar "operating costs" clauses.

                  h) Except as provided in section i., the cost of structural repairs and/or replacements including the cost of correcting defects in the construction of the Building or other structures which are a part of the project and the related equipment and any other costs that are considered to be of a capital nature under generally accepted accounting principles consistently applied, including, but not limited to, capital improvements, capital repairs, capital equipment, capital tools, and other capital items.

                  i) Any such capital improvements made to reduce operating expenses may be amortized over the longest useful life of improvement on a straight line basis. The amount amortized in any year shall be an amount not to exceed the amount of the net reduction or operating cost savings resulting in such year from the improvements.

                  j) Costs of initial cleaning of, and rubbish removal from, the Building to be performed prior to final completion of construction of the Building or Common Areas.

                  k) The cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building.

                  l) Repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or Common Areas.

                  m) Repairs or replacements covered by warranties or guaranties to the extent of service or payment thereunder.

                  n) Any insurance premium to the extent that Landlord is entitled to be reimbursed for it by Tenant pursuant to Tenant's Lease or by any tenant of the Building pursuant to a similar lease other than pursuant to causes comparable to this "operating costs" clause and any insurance premium increase caused by re-rating of the Building caused by other tenants' uses.

                  o) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by a tenant or another party other than by tenants of the Building pursuant to clauses similar to this "operating costs" clause.


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                  p) Any operating cost representing an amount paid to Landlord or a related corporation, entity or person which is in excess of the amount which would be paid in the absence of such a relationship.

                  q) The cost of any work or services performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than performed or furnished to tenant.

                  r) Costs, including costs of plans, construction, permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building.

                  s) The cost of regular and overtime wages and salaries or any other expenses to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense.

                  t) Any costs, fines, or penalties incurred due to violation by the Landlord of any law or other governmental rule or authority.

                  u) Damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents.

                  v) Promotional and advertising expense.

                  w) Attorney's, accountants and other professionals fees and expenses incurred in connection with: negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants; accounting, legal or other professional fees relating to the ownership, construction, sale or any litigation relating to the Building or the Project except as specifically provided in this Lease.

                  x) Finance charges, interest and other payments on any mortgages and/or other debt encumbering the Building or Common Areas, or obligation in the nature of a mortgage or other project financing and rental payments on any ground lease or other underlying lease.

                  y) Rental payments incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except operating/maintenance equipment not affixed to the Building or Common Areas which is used in providing janitorial or similar services.

                  z) The costs resulting from Landlord's default or from the default of any other tenant.


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                  aa) The costs for any activity (including but not limited to legal fees) associated with the removal, correction or clean up of toxic or hazardous waste in the Building, Premises or future expansion areas or the project.

                  bb) Costs relating to compliance with laws regarding CFC's and HCFC's.

                  cc) Any costs associated with modifications made to the Building in order to comply with the requirements of laws including without limitation the Americans with Disabilities Act.

                  dd) Any property management fee (or similar operating agreement fee) shall be as charged as an operating expense to all other Building tenants, but in no event shall be in excess of 5% of all Base Rent and Additional Rent payable by Tenant to Landlord hereunder and shall include all costs associated with the delivery of such service including, but not limited to, the property management office and all other building personnel except certified building engineer(s) and janitorial services.

                  ee) Any charge for Landlord's income tax, excess profit tax, franchise tax, gross receipts, or like tax on Landlord's business or resulting from Tenant's lease with Landlord.

                  ff) Except on a temporary basis (not to exceed one (1) month) in cases of emergency or except for items as to which Tenant shall specifically agree in advance in writing, the costs of renting or leasing capital items, the cost of which could not be amortized as an operating expense under (i) above but such costs may be included in amortization of capital improvements made to reduce operating expenses to the extent permitted in section i.

                  gg) Auditing fees.

                  hh) The cost of subscriptions, political donations, professional fees (except as specifically provided in the Lease), travel costs, automobile allowances, entertainment and all other dues and donations.

                  ii) Insurance expense and costs incurred for other than Building Operations (including without limitation rent insurance, Directors and Officers insurance and personal general liability insurance for any employee of Landlord).

                  jj) Insurance any charges that would result in Landlord collecting in excess of one hundred percent (100%) of all Operating Expenses.

                  kk) No profit or administrative charges shall be included in Operating Expenses.


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         2.4 LATE PAYMENT CHARGE. If the monthly rental payment or any other payment due from Tenant to Landlord is not received by Landlord on or before the due date thereof, Landlord shall be entitled to exercise any remedy for nonpayment provided in this Lease and, in addition, if such payment is not received on or before five (5) days after the due date, a late payment charge of five percent (5%) of such past due amount shall become due and payable by Tenant in addition to such amounts owed under this Lease.

         2.5 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's use of the Premises or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

         2.6 HOLDING OVER. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to one and one half (1.5) times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, together with all additional rent as provided in this Lease. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease.

                                   ARTICLE 3.
                                OCCUPANCY AND USE

         3.1 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section 1.6. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Landlord in its management of the Building. Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way which would in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building.

         3.2 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or project except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformance with Landlord's sign criteria established for the project, attached hereto as Exhibit E.

         3.3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or


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occupancy of the Premises. Tenant will comply with the rules and regulations of the Building adopted by Landlord, including those attached hereto as Exhibit F. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises. All changes and amendments to the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. Landlord agrees to enforce any such rules and regulations in a non-discriminatory manner.

         3.4 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Premises.

         3.5 RIGHT OF ACCESS. Landlord or its authorized agents shall at any and all reasonable times upon reasonable verbal notice have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or lessees, and to alter, improve or repair the Premises or any other portion of the Building, however Landlord agrees to not show the Premises to prospective Lessee's prior to six (6) nine (9) months before lease expiration unless otherwise permitted. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Building.

         3.6 ACCEPTANCE. Upon substantial completion of Landlord's work, Landlord and Tenant shall schedule a walkthrough inspection of the Premises and shall mutually agree upon a list of punchlist items. Landlord shall diligently proceed to complete such punchlist items. Subject to completion of such punchlist, the commencement by Tenant of any business in the Premises shall constitute an acknowledgment that the Premises are in the condition called for in this Lease and that Landlord has performed all of Landlord's work.

                                   ARTICLE 4.
                              UTILITIES AND SERVICE

         4.1 BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises. Tenant shall have no claim for rebate of rent on account of any interruption in service unless caused by Landlord or Landlord's agent negligence or misconduct.

         4.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building.


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                                   ARTICLE 5.
                             REPAIRS AND MAINTENANCE

         5.1 LANDLORD REPAIR. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, and other structures serving the Premises, provided, that Landlord's cost of maintaining, replacing and repairing the items set forth in this Section are operating expenses subject to the additional rent provisions in Section 2.2 and
2.3. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent (except if caused by Landlord or Landlord's agent negligence or willful misconduct) by reason of any repairs, alterations or additions made by Landlord under this Lease.

         5.2 TENANT REPAIRS. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus ten percent (10%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

         5.3 TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building or common areas, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant.


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                                   ARTICLE 6.
                          ALTERATIONS AND IMPROVEMENTS

         6.1 LANDLORD IMPROVEMENTS. If construction to the Premises is to be performed by Landlord prior to or during Tenant's occupancy, Landlord will complete the construction of the improvements to the Premises in accordance with plans and specifications agreed to by Landlord and Tenant, which plans and specifications are made a part of this Lease by reference on Exhibits C and D. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Landlord and Tenant and shall constitute an amendment to this Lease. Landlord warrants that the Premises and any such improvements completed by Landlord shall comply with all applicable laws, rules and regulations including ADA at the time of occupancy by Tenant.

         6.2 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord. Tenant shall have the right to make non-structural alterations to the Premises under $10,000.00 without obtaining Landlord's written approval. However, Tenant may elect to submit any such plans to Landlord and request Landlord's approval at that time to not be responsible to remove such alteration upon Lease Expiration. Tenant shall be permitted to install security systems and phone systems and remove same at the termination of the Lease.

                                   ARTICLE 7.
                             CASUALTY AND INSURANCE

         7.1 SUBSTANTIAL DESTRUCTION. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of written notification by Tenant to Landlord of the destruction, this Lease shall terminate at the option of either party by written notice to the other party within sixty (60) days following the occurrence, and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

         7.2 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially


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the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

         7.3 PROPERTY INSURANCE. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall maintain property insurance on its personal property and shall also maintain plate glass insurance. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

         7.4 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section.

         7.5 HOLD HARMLESS. Neither party shall be liable to the other's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of either party, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by either party, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises. Both parties agree to indemnify and hold harmless the other party of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

         7.6 PUBLIC LIABILITY INSURANCE. Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than $1,000,000, or such greater coverage as

Landlord may reasonably require, combined single limit coverage for injury or death. Such policy or policies shall provide that thirty (30) days' written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

                                   ARTICLE 8.
                                  CONDEMNATION

         8.1 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-pubic use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

         8.2 PARTIAL TAKING. If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

                                   ARTICLE 9.
                             ASSIGNMENT OR SUBLEASE

         9.1 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

         9.2 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed and in no event shall say such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. Notwithstanding anything in this Lease to the contrary, in the event of any assignment or sublease, any option or right of first refusal granted to Tenant shall not be assignable by Tenant to any assignee or sublessee. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

         9.3 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options: (1) cancel this Lease as to the Premises or portion thereof proposed to be assign or sublet; (2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, after recovering all direct and indirect costs associated with such assignment or Sublease, Tenant shall pay to Landlord 50% of all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (3) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

         9.4 RIGHTS OF MORTGAGE. Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the foregoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

         9.5 TENANT'S STATEMENTS. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, which may indicate exceptions thereto the following: Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance. Tenant agrees to furnish, from time to time, however no more frequently than annually, within ten (10) days after receipt of a request from Landlord, a current financial statement of Tenant, certified as true and correct by Tenant.

                                   ARTICLE 10.
                                      LIENS

         10.1 LANDLORD'S LIEN. As security for payment of rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Premises. If Tenant is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Landlord may enter upon the Premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Tenant's title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. Any excess remaining shall be paid to Tenant or any other person entitled thereto by law.

                                   ARTICLE 11.
                              DEFAULT AND REMEDIES

         11.1 DEFAULT BY TENANT. The following shall be deemed to be events of default ("Default") by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease; (2) Tenant shall abandon any substantial portion of the Premises; (3) Tenant shall fail to comply with any material term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within ten (10) days after written notice to Tenant unless in the case of a non-monetary default and such default may not be cured within such period, Tenant has proceeded with reasonable promptness after written notice from Landlord and has continued with such effort to cure the default as soon as practicable; (4) Tenant shall file a petition or if an involuntary petition is filed against Tenant, or becomes insolvent, under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or project of which the Premises are a part, for which Tenant has made no provision to eliminate such lien through an escrow agreement or bond.

         In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the "Trustee") seeks to assume the Lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental and other charges due for the balance of the Lease term of six (6) months' rent ("Security"), to be held (without any allowance for interest thereon) to secure Tenant's obligations under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (without any allowance or interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sale in or from the Premises.

         11.2 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above Landlord may elect either (i)to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, or (ii) to terminate Tenant's right to possession only without canceling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving three (3) days' written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

         In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter into the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry shall be conducted in the following manner: without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord may, but is not obligated to, relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine. Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord necessary or desirable.

         Upon such reentry, Tenant shall be liable to Landlord as follows:

         A For all attorneys' fees incurred by Landlord in connection with exercising any remedy hereunder;

         B. For the unpaid installments of base rent, additional rent or other unpaid sums which were due prior to such reentry, including interest and late payment fees, which sums shall be payable immediately.

         C. For the installments of base rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry during which the Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder.

         D. For all expenses incurred in releasing the Premises, including leasing commissions, attorneys fees, and costs of alteration and repairs, which shall be payable by Tenant as they are incurred by Landlord; and

         E. While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

         Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter be payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the amount by which the rental value of the portion of the term unexpired at the time of such election is less than an amount equal to the unpaid base rent, percentage rent, and additional rent and all other charges which would have been payable by Tenant for the unexpired portion of the term of this Lease, which deficiency and all expenses incident thereto, including commissions, attorneys' fees, expenses of alterations and repairs, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term had not expired. If Landlord, after such reentry, leases the Premises, then the rent payable under such new lease shall be conclusive evidence of the rental value of the unexpired portion of the term of this Lease.

         If this Lease shall be terminated by reason of the bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

         11.3 LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT. If Tenant shall be in Default under this Lease, Landlord may cure the Default at any time after 10 days written notice from Landlord for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, attorney's fees and interest.

         11.4 INTEREST AND ATTORNEY'S FEES. In the event of a Default by Tenant:
(1) if a monetary default, interest shall accrue on any sum due and unpaid at the rate of the lesser of twelve percent (12%) per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

         11.5 ADDITIONAL REMEDIES, WAIVERS, ETC.

         A. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

         B. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

         C. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiesce to, a Default.

         D. No waiver of a Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

         E. No action or inaction by Landlord shall constitute a waiver of a Default.

         F. No waiver of a Default shall be effective unless it is in writing and signed by Landlord.

                                   ARTICLE 12.
                                   RELOCATION





                                   ARTICLE 13.
                     AMENDMENT AND LIMITATION OF WARRANTIES

         13.1 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES: THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

         13.2 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

         13.3 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

                                   ARTICLE 14.
                                  MISCELLANEOUS

         14.1 ACT OF GOD. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

         14.2 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

         14.3 RENT TAX. If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

         14.4 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

         14.5 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.5. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in Section 1.5, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in
Section 1.5.

         14.6 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

         14.7 CORPORATE AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation Is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Tenant.

         14.8 HAZARDOUS SUBSTANCES. Tenant shall not bring or permit to remain on the Premises or the Building any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"). Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and

Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition or (ii) the presence or any release of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence and any release of any Hazardous Materials in, on, under, or about the Premises or the Building during the term of the Lease in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph; upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease. To the best of Landlord's knowledge, the Premises does not contain any hazardous substances as of the Lease Commencement Date.

         14.9 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         14.10 LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided.

         14.11 BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease including expansions, options and renewals, other than fees due to Welsh Companies, Inc. and Woodbridge Partners which are the responsibility of Landlord. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

         14.12 NOTIFICATION TO TENANT. Landlord hereby notifies Tenant that the person authorized to execute this Lease and manage the Premises is Hoyt Properties, Inc. which has been appointed to act as the agent in leasing management and operation of the Building for owner and is authorized to accept service of process and receive or give receipts for notices and demands on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

         14.13 EXHIBITS. Reference is made to the following Exhibits which are attached hereto and made a part hereof:

         Exhibit A         Plan of Demised Premises
         Exhibit B         Legal Description
         Exhibit C         Floorplan and Tenant Finish Specifications
         Exhibit D         Schedule of Additional Leasehold Improvements
         Exhibit E         Sign Restrictions
         Exhibit F         Rules and Regulations
         Exhibit G         Restrictive Covenants


                                   ARTICLE 15.
                                   SIGNATURES


         SIGNED effective the day and year first above written:

              LANDLORD                               TENANT

PLYMOUTH PARTNERS II                        INSIGNIA SYSTEMS, INC.
(A MINNESOTA GENERAL PARTNERSHIP)           (A MINNESOTA CORPORATION)

By: /s/ Steven B. Hoyt                       By: /s/ John R. Whisnant

Its:    General Partner                      Its:    VP-Finance

Date:   10/12/98                             Date:   10/9/98

                                 RIDER TO LEASE
                                      DATED
                                 OCTOBER 5, 1998
                                 BY AND BETWEEN
                              PLYMOUTH PARTNERS II
                 (A MINNESOTA GENERAL PARTNERSHIP), AS LANDLORD
                                       AND
                             INSIGNIA SYSTEMS, INC.
                      (A MINNESOTA CORPORATION), AS TENANT



INTERPRETATION OF RIDER:

         The Lease is hereby modified and supplemented. Wherever there exists a conflict between the Lease and this Rider, the provisions of this Rider shall control.


ARTICLE  15 - LETTER OF CREDIT

         Within five (5) days after execution of the lease by both parties, and as a condition precedent to Landlord's obligations to commence improvement of the Premises, Tenant, at Tenant's sole cost and expense, shall deliver to Landlord an irrevocable, unconditional, standby letter of credit in the amount of $240,000.00 (such letter of credit together with any other renewal or replacement letters of credit delivered or to be delivered by Tenant hereunder shall be referred to herein collectively as the "Letter of Credit"). Any Letter of Credit (including any renewal or replacement letter of credit) described hereunder shall be in form and substance, and issued by a United States bank or a United States agency of a foreign bank, in either case authorized to conduct business in Minnesota and reasonably acceptable to Landlord (the "Issuer").

         The Letter of Credit shall be maintained throughout the period from the date of issuance until the termination of the Lease Agreement, except as hereinafter agreed. To the extent, Tenant has not been in default of this Lease, such Letter of Credit shall be reduced to $160,000.00 on April 1, 2000 and further reduced to $80,000.00 on April 1, 2001. On April 1, 2002, provided no draw in pending in connection with any statement delivered to Issuer by Landlord pursuant to this Article 15, Tenant shall be entitled to a full release of the Letter of Credit and Landlord or Issuer shall return the Letter of Credit to Tenant.

         Tenant shall periodically renew the Letter of Credit to assure that it is maintained throughout the entirety of said period; provided that any single Letter of Credit may have a term or maturity of twelve (12) months or more as determined by Tenant from the date it is issued and any such periodic Letter of Credit must be extended, renewed and/or replaced with a new Letter of Credit at least thirty (30) days prior to the maturity date of the preceding periodic Letter of Credit.

         Notwithstanding any contrary provision herein, if, at any time, Tenant defaults in its obligations under this Lease beyond the applicable cure period therefor, if any, Landlord may draw upon the Letter of Credit, which remedy shall be in addition to any other remedy which may be elected by Landlord hereunder.

         No draw by Landlord under the Letter of Credit shall be deemed a waiver of, or be deemed to have cured, any default by Tenant under any provision of the Lease; provided that a draw by Landlord shall be applied to delinquent obligations of Tenant under the Lease and, if so applied, shall be deemed to have cured Tenant's default in the payment of such obligations to the extent the proceeds of the draw are applied to cover the delinquent payment obligations. The funds drawn by Landlord under the Letter of Credit shall be nonrefundable and shall remain the property of Landlord.

         To obtain the draw under the Letter of Credit, Landlord shall deliver to the Issuer (with a copy to Tenant) an original statement signed by a person who purports to be an authorized representative of Landlord stating that Landlord has given Tenant at least ten (10) days prior notice of Landlord's intention to draw on the Letter of Credit and that Landlord is entitled to draw on the Letter of Credit in the amount thereof in accordance with the terms of this Lease and the Letter of Credit. No claim or demand of set-off, deduction, or default under the Lease shall be deemed an estoppel or defense to any draw under the Letter of Credit.

         The delivery of the Letter of Credit to Landlord and the drawing upon the Letter of Credit by Landlord shall be in addition to all other rights and remedies available to Landlord under the Lease, or arising at law or in equity, and shall not be in substitution or replacement thereof.


ARTICLE  16 - SATELLITE DISH

         To the extent Tenant requires a satellite dish on the Building, Landlord agrees to not withhold such approval provided Tenant meets all requirements of the City and any other applicable requirement for the installation of such equipment. The installation of a satellite dish or any such equipment shall not cause Tenant's Base Rent to increase. The installation and removal of any satellite dish and equipment shall be under the supervision of Landlord and Tenant agrees to remove such dish and equipment upon expiration of the Lease.



LANDLORD                                     TENANT


PLYMOUTH PARTNERS II                         INSIGNIA SYSTEMS, INC.
(A MINNESOTA GENERAL PARTNERSHIP)            (A MINNESOTA CORPORATION)


By:    /s/Steven B. Hoyt                     By:    John R. Whisnant

Its:   General Partner                       Its:   VP-Finance

Date:  10/12/98                              Date:  10/9/98

                                   EXHIBIT "A"




                               (BUILDING PICTURE)

                                   EXHIBIT "B"

                                LEGAL DESCRIPTION




                            Lots 1, 2 and 3, Block 1,
                      Plymouth Technology Park 2nd Addition

                                    EXHIBIT C


                             INSIGNIA SYSTEMS, INC.
                             ESTIMATE (REVISION #2)
                       BASIS OF BUDGET, SEPTEMBER 23, 1998
                                   PAGE 1 OF 5



1. This estimate is based on Sheet A1 dated September 15, 1998, 1998 by Architects Professional Association.

2.       This estimate specifically includes:
         A.       Concrete:
                  1) Infill utility trench with concrete to match existing floor, approximately 3,600 SF of floor area.

         B.       Carpentry:
                  1)       Provide 8 FL of closet rod and shelf.
                  2)       Provide 2 plastic laminate vanities.

         C.       Doors, Frames & Hardware:
                  1)       Thirty-three (33) hollow metal frames.
                  2)       Five (5) hollow metal doors.
                  3) Thirty (30) non-rated, plain sliced, red oak wood doors.
                  4) One (1) non-rated, plain sliced, red oak wood bi-fold door.
                  5)       Provide Schlage passage hardware on all doors.

         D.       Drywall:
                  1) Provide demising walls to deck between office/warehouse of office/printing, sheetrock on each side with sound insulation.
                  2) Provide partitions to ceiling grid at all interior office partitions.
                  3) Provide sheetrock on existing framing and insulation at window wall locations within the office area.
                  4) Provide taping to deck on warehouse side of demising wall.
                  5)       Provide taping to deck on new walls in printing room.

         E.       Miscellaneous Metal:
                  1) Allowance of $1,500 for any required steel reinforcing at rooftop units.

         F.       Rooftop Fencing:
                  1) Allowance of $1,00 for fencing around two (2) rooftop units.

                             INSIGNIA SYSTEMS, INC.
                             ESTIMATE (REVISION #2)
                       BASIS OF BUDGET, SEPTEMBER 23, 1998
                                   PAGE 2 OF 5


         G.       Glazing:
                  1) Provide non-insulated, uncoated glass at new entry vestibule.

         H.       Painting:
                  1) Paint all gypsum board walls at office areas with two coats of latex eggshell.
                  2)       Finish doors, frames and railings at rear entry.
                  3)       Paint warehouse side of new demising wall to deck.
                  4)       Paint new demising wall in the printing room to deck.
                  5) Provide 54" type II vinyl wallcovering with an allowance of $8.00 per lineal yeard at reception and board room.

         I.       Acoustical Ceiling:
                  1) Suspension System at 10' AFF - 2x4 intermediate duty #511 series by Chicago Metallic.
                  2) Lay-in Panel - 2' x 4' x 3/4" scored 2' x 2' revealed edge mineral tile by USG>

         J.       Ceramic Tile:
                  1) Provide 4" x 4" standard grade ceramic wall tile, and 1" x 1" standard grade floor at two (2) bathroom locations as shown on plans.
                  2) Provide standard grade 6" x 6" quarry tile at one (1) vestibule location.

         K.       Carpet and Carpet Base:
                  1) Provide glued down carpet and carpet base at a $14.00 per yard installed allowance.

         L.       Specialties:
                  1)       Provide five (5) floor mount toilet partitions.
                  2)       Provide toilet accessories as shown on the plans.
                  3)       Provide loading dock equipment.
                           * One (1) Kelly "FX" Automatic Dockleveler Model FX 6 X 8.
                           *    Size to be 6 W x 8L.
                           * Capacity to be 25,000 lbs. (ANSI-MH 14.1 - 87/CS-202-56).
                           *    Includes two (2) laminated dock bumpers.
                           *    Brush weatherseals.
                           *    Kelly Tufseal Dockseal - Model #DSH 200.
                           *    Projection to be 10".
                           *    Basic material to be 40 oz. Vinyl.
                           *    Color to be black.
                           *    New Pit Construction.
                           *    Includes 8 PC Steel curb angle set.

                             INSIGNIA SYSTEMS, INC.
                             ESTIMATE (REVISION #2)
                       BASIS OF BUDGET, SEPTEMBER 23, 1998
                                   PAGE 3 OF 5


         M.       HVAC:
                  1)       Project design and coordination.
                  2) Furnish four heating and cooling rooftop units with outdoor air economizers, thermostats and smoke detectors. The units will have a total capacity of
                           36.5 tons.
                  3)       Spot the roof curbs.
                  4) Roofing of penetrations made during HVAC installation.
                  5)       Rig the units on the roof.
                  6) Fabricate and install the shet metal air distribution system and diffusers.
                  7)       Air balancing.
                  8)       Gas piping and fittings.
                  9)       Start and test the equipment.
                  10)      Permits, fees, taxes and freight.

         N.       Plubing:
                  1)       Plumbing permits and approved plumbing drawings.
                  2) Installation in compliance with all codes and ordinances.
                  3) Roofing of penetrations made during plumbing instalation.
                  4)       Plumbing fixtures shall meet ADA requirements.
                           a)       Five (5) water closets, floor set, tank
                                    type.
                           b)       One (1) urinal, wall hung, flush valve.
                           c) Four (4) lavatories, self rimming type, single lever handle faucet
                           d) One (1) electric water cooler, wall hung, compact, standard cabinet.
                           e)       One (1) mop sink, floor set, 24 x 24,
                                    Chicago 897.
                           f)       Two (2) floor drains.
                           g)       One (1) water heater, electric, twenty
                                    gallon

         O.       Fire Protection:
                  1) Add and drop 84 new chrome plated semi recessed sprinklers through the new ceiling.
                  2) All sprinklers will be installed in a symmetrical pattern but will not necessarily be installed in the center of the ceiling tiles or centered between other ceiling fixtures.
                  3)       All required spinkler permits and approvals.

         P.       Electrical:

                  148      2 x 4 layins
                  57       8" two lamp strips
                  15       Exit lights

                             INSIGNIA SYSTEMS, INC.
                             ESTIMATE (REVISION #2)
                       BASIS OF BUDGET, SEPTEMBER 23, 1998
                                   PAGE 4 OF 5


60 Single pole switches in the offices
    2    Single pole switches in the warehouse
  119    Duplex receptacles in the offices (includes no GFI receptacles in the bathrooms)
    1    Duplex receptacle at the panel
   60    Phone ring and string openings
    1    400 amp 480 volt panel in the space
    1    400 amp CT, meter and disconnect in the main electrical room
    1    75 kV transformer
    1    200 amp 208 volt panel
    4    RTU
    1    PRV
    1    1500 watt water heater

Q.       Final Cleaning of the Office Area

3.       Alternates
         A.       Provide airconditioning in the warehouse area with two (2)
                  10-ton rooftop units, 20 tons total.               Add $30,383

         B.       Provide one (1) floor mounted janitor sink in the printing
                  area.                                              Add $   995

         C. Provide plastic laminate base and upper cabinets and one (1) sink in the lunch room. Each base cabinet will have one shelf
                  and two drawers.                                   Add $ 8,840

         D. Provideplastic laminate base cabinet with one (1) sink in the board room. Each base cabinet will have one shelf and two
                  drawers.                                           Add $ 2,615

         E.       Provide one (1) aluminum exit dor at grid line #1 to match
                  base building finish.                              Add $ 2,070

         F.       Provide 8' chain link fence in warehouse area as shown on
                  plans.                                             Add $ 1,513

         G.       Electrical wiring of owner's equipment.
                  1    30 amp 208 volt 3 phase panel in the phone room.
                  6    IG receptacles on dedicated circuits in the phone room.
                  1    30 amp receptacle.
                  9    dedicated receptacles in the lunch room.
                  1    stove hook-up.
                  2    connection of printer control panels to power. No other
                       wiring concerned with the printers in included. No wiring
                       of the exhaust system in included.
                  2    heater units wired to the connection point on the units.

                             INSIGNIA SYSTEMS, INC.
                             ESTIMATE (REVISION #2)
                       BASIS OF BUDGET, SEPTEMBER 23, 1998
                                   PAGE 5 OF 5


                No control wiring is included.
         30     indistrial 8' 2 lamp strips in the printing room with two
                switches.
          1     Compressor in the room next to the mechanical room.
                Power only, no control wiring.
          1     motorized projection screen.
         17     Parabolic 2 x 4' flourecent lay-in fixtures in the reception room and in the conference room.
          8     Recessed cans in the conference room.
          1     Dimmmer in the conference room.
         12     Recessed cans in the training room.
          2     Dimmers in the training room.
          1     Reconnection of the receptionist desk.              Add $ 30,906

4.       This estimate specifically excludes:
         A. Any cost that may be incurred due to the presence of hazardous materials in the work area.
         B.       Any fire alarm systems other than sprinklers.
         C.       Any warehouse exhaust system.
         D.       Any sheetrock in the warehouse other than the demising wall.
         E.       Any sheetrock on the window walls in the printing room.
         F.       Moving any furniture.
         G.       Any appliances.
         H.       Any window treatments.
         I.       Any SAC or WAC charges.
         J.       Wiring tenant furniture.

5. All work will be done during regular working hours (7:00 a.m. to 4:00 p.m., Monday through Friday).

6. This estimate is subject to change as the scope of the work and the design are finalized.

7.       This budget is valid until November 2, 1998.

                                   EXHIBIT "D"

                  SCHEDULE OF ADDITIONAL LEASEHOLD IMPROVEMENTS


The following indicate clarifications to the Leasehold Improvements and further indicate what Landlord is responsible to pay for and provide to Tenant.

1) The doors shall be 3' 0" x 7' 0" solid core, sliced red oak as shall be the bi-fold doors.
2)       All ceiling heights in office area shall be 10'.
3)       Ceiling tile shall be 2' x 4' Armstrong "second look".
4) All office walls or other interior walls abutting the window mullions shall be equipped with a neoprene gasket or other effective sound transmission barrier to prevent sound transmission between the respective offices.
5) All drywall shall be taped and sanded and shall receive 2 coats of latex eggshell with the exception of the reception area and boardroom which shall receive vinyl wall covering.
6)       Carpet allowance shall be $14.00 per square yard, installed.
7) There shall be no other permits, fees or charges of any kind or nature from the local municipality including, but not limited to SAC, WAC, etc.
8) There shall be no charges from Landlord for supervision of the construction.
9) Landlord shall furnish all code required signage for the Premises such as exiting signs, etc.
10) Landlord shall furnish one (1) premium grade of Kelly or Rite-Hite dock leveler with door seal.
11) All sheetrock walls in the warehouse and printing areas shall be taped, sanded and painted.
12) All walls separating the office area (excluding the print area office) from the warehouse and printing areas shall contain sound insulation and shall run to the roof deck.
13) Landlord shall furnish and install five (5) water closets, floor set tank type.
14) Landlord shall provide opening in wall and string and conduit above ceiling grid, however Tenant shall be responsible for the cost of installing the wiring and providing the jack.

Any additional items or improvements shall be the responsibility of Tenant and shall be at the sole cost of Tenant.

                                   EXHIBIT "E"

                   SIGN CRITERIA FOR PLYMOUTH TECHNOLOGY PARK


Landlord shall provide one (1) rectangular non-illuminated site sign identifying Plymouth Technology Park. The sign will be appropriately 4'x 8' and mounted on a 3' x 8' brick base.

One (1) rectangular non-illuminated sign structure approximately 3' x 6' mounted on a 3' x 6' brick base will be provided for each building to be shared for tenant identification. Landlord shall provide single color vinyl Tenant copy.

Landlord shall also provide vinyl address lettering on both the front and rear entrances to Tenant's Demised Premises.

Any special Tenant logo or colors shall be at Tenant's sole cost. Any additional Tenant signage on the front or rear entrance shall be done in good taste within city code and shall be at the sole cost of the Tenant.

                                   EXHIBIT "F"

                         BUILDING RULES AND REGULATIONS


1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior or interior common area of the Building, or visible from the exterior of the Premises, shall be installed at Lessee's sole cost and expense, and in such manner, character and style as Lessor may approve in writing. Anything herein to the contrary not withstanding, approval as to signs shall be subject to Lessor's approval which may be withheld in Lessor's sole discretion. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

2. No awning or other projection shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens visible from the exterior Premises, shall be attached to or hung in, or used in connection with any such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Lessor.

3. Lessee, its employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls or stairways in and about the Building which are used in common with other tenants and their employees, customers, guests and invitees, and which are not a part of the Premises of Lessee. Lessee shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove any such objects upon notice from Lessor.

4. Lessee shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that omit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and operation of any device equipment, radio, television broadcasting or reception from or within the Building aerials or similar devices inside or outside of the Premises or on the Building.

5. Lessee shall not waste electricity, water or air conditioning furnished by Lessor, if any, and shall cooperate fully with Lessor to ensure the most effective operation of the Building's heating and air conditioning systems.

6. Lessee assumes responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

7. In no event shall Lessee bring into the Building flammables, such as gasoline, kerosene, naphtha and benzene, or explosives or any other article of intrinsically dangerous nature except as permitted by law. If, by reason of the failure by Lessee to comply with the provisions of this subparagraph, any insurance premium for all or part of the Building shall at any time be increased, Lessee shall make immediate payment of the whole of the increased premium, without waiver of any of Lessor's other rights or law or in equity for Lessee's breach of this Lease.

8. Lessee shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

9. Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Building Complex or its desirability as a building complex for office/warehouse use, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

10. The Premises shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

11. Lessee and Lessee's employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing Rules and Regulations and such other further appropriate rules and regulations as Lessor or Lessor's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Lessor may reasonably elect.

12. Unless expressly permitted by the Lessor, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Lessor shall be made for any door. If more than two keys for one lock are desired by the Lessee, the Lessor may provide the same upon payment by the Lessee. Upon termination of this Lease or of the Lessee's possession, the Lessee shall surrender all keys of the Premises and shall explain to the Lessor all combination locks on safes, cabinets and vaults.

13. Any carpeting cemented down shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Lessee, Lessor may charge the expense incurred by such removal to Lessee.

14. The restrooms, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or whose employees, agents, visitors or licensees have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

15. No electric or other wires for any purpose shall be brought into leased Premises without Lessor's written permission specifying the manner in which same may be done. Lessee shall not overload any utilities serving the Premises.

16.      No dog or other animal shall be allowed in the Building.

17. All loading, unloading, or delivery of goods, supplies or disposal of garbage or refuse shall be made only though entryways for such purposes. Lessee shall be responsible for any damage to the Building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use or moving of such articles.

18. All safes, equipment or other heavy article shall be carried in our out of the Premises only in such manner as shall be prescribed in writing by Lessor, and Lessor shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall only be used by Lessee in a manner which will not interfere with or cause damage to the Premises or Building in which they are located, or to the other tenants or occupants of said Building. Lessee shall be responsible for any damage to the building or other property of its employees or others and injuries sustained by any person whomsoever resulting form the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use or moving of such articles.

19. Canvassing, soliciting and peddling in or about the Building Complex is prohibited and each Lessee shall cooperate to prevent the same.

20. Wherever in these Building Rules and Regulations the word "Lessee" occurs, it is understood and agreed that it shall mean Lessee's associates, employees, agents, clerks, invitees and visitors. Wherever the word "Lessor" occurs, it is understood and agreed that it shall mean Lessor's assignees, agents, clerks and visitors.

21. Lessor shall have the right to enter the Premises at hours convenient to the Lessee for the purpose of exhibiting the same to prospective tenants within the one hundred eighty (180) day period prior to the expiration of this Lease, and may place signs advertising the leased Premises for rent on the exterior of said Premises at any time within said period.

22. Lessee, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Lessor reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Lessor assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight.

23. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenant or the protection of the Building and the property therein. Lessor shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion for the Building of any person.

24. All entrance doors to the Premises shall be locked when the Premises are not in use. All common corridor doors, if any, shall also be closed during times when the air conditioning equipment in the Building is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

25. Lessor reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Lessor's judgment, for its best interest or for the best interest of the tenants of the Building.

                                   EXHIBIT "G"

                             RESTRICTIVE CONVENANTS


         Plymouth Partners II, a Minnesota general partnership, the owner of the property legally described on Exhibit A attached hereto (the "Property") does hereby declare that the Property shall be subject to the following Restrictive Covenants which shall be binding on all subsequent owners of the Property and each owner shall accept title subject thereto:

         1. Trash Disposal Facilities. There shall be no outsie trash disposal facilities located on the Property.

         2. Duration. These Restrictive Covenants run with the land and shall be binding on all parties and persons claiming under them for a period to, and including, December 31, 2027, after which time, said Restrictive Covenants shall extend themselves automatically for successive periods of ten years each unless an instrument signed by a majority of the then owners of the Property has been recorded whereby said Restrictive Covenants are changed in whole or in part.

         3. Enforcement. Enforcement of these Covenants shall be by proceedings at law and equity either to restrain violation or to recover damages against any person or persons violating or attemptint to violate the same.

IN WITNESS WHEREOF, Plymouth Partners II has executed this document as of this 17th day of June, 1997.


                                        PLYMOUTH PARTNERS II,
                                        A Minnesota general partnership


                                        By:  /s/ Steven B. Hoyt
                                        Its:      Partner